Exhibit 10.1

Execution Version

SECURITIES SUBSCRIPTION AGREEMENT

This SECURITIES SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into this 8th day of August, 2023 (“Effective Date”) by and among Novavax, Inc., a Delaware corporation having a place of business at 21 Firstfield Rd., Gaithersburg, MD 20878 (the “Company”), and SK bioscience Co., Ltd., a company incorporated in the Republic of Korea having a place of business at 310 Pangyo-ro, Bundang-gu, Seongnam-si, Gyeonggi-do 13494, Republic of Korea (“SK”). The Company and SK shall each be hereinafter referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Company and SK are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Company desires to issue to SK, shares of common stock of the Company, par value $0.01 per share (“Common Stock”) as more fully described herein, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Recitations. The above recitals are incorporated into the terms and conditions of this Agreement and made a part hereof.

2.	Securities and Subscription Price. The Parties hereby agree that upon the terms and subject to the conditions contained herein, the Company agrees to sell to SK and SK agrees to purchase from the Company at the Closing six million and five hundred thousand (6,500,000) shares of Common Stock (the “Shares”) at a per share price of USD $13.00 for an aggregate purchase price of USD $84,500,000.00 (the “Subscription Price”).

3.	Closing. The closing (the “Closing”) with respect to the transaction contemplated in Section 2 hereof shall take place remotely no later than a date (the “Closing Date”) that is two (2) business days after the Effective Date, or at such other time and place as the Company and SK may agree. At the Closing, the Company shall instruct Computershare Trust Company, N.A., as Registrar and Transfer Agent, to issue to SK the Shares by making book-entry notations and to provide evidence of book-entry positions representing the Shares, registered in the name of SK. The Company shall provide SK with wire transfer instructions as soon as practicable after the execution of this Agreement. At the Closing, SK shall pay the Subscription Price by wire transfer of immediately available funds to the Company in accordance with the Company’s wire transfer instructions.

4.	Representations and Warranties of SK. As of the Effective Date and as of the Closing Date, SK represents and warrants to the Company the following:

a.	SK is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has all requisite corporate power and authority to enter into this Agreement.

b.	SK has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of SK. This Agreement has been duly executed and delivered by SK, and constitutes or will constitute a valid and binding obligation of SK enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general equitable principles.

c.	There is no investment banker, broker, finder, financial advisor or other person that has been retained by or is authorized to act on behalf of SK and who is entitled to any fee or commission for which the Company will be liable in connection with the transactions contemplated by this Agreement.

d.	SK is acquiring the Shares hereunder for its own account and not with a view to the resale or distribution of any part thereof, and SK has no present intention of selling, granting any participation in, or otherwise distributing the same. SK has not been organized solely for the purpose of acquiring the Shares.

e.	SK acknowledges that it has received all the information that it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Shares. SK further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Shares. SK confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares. In deciding to invest in the Shares, SK is not relying on the advice or recommendations of the Company and SK has made its own independent decision that the investment in the Shares is suitable and appropriate for SK. SK understands that no federal or state agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

f.	SK is an investor in securities of companies in the same industry as the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, including a complete loss, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

g.	SK is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. SK agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares. SK is not party to any voting agreements or similar arrangements with respect to the Shares. SK is not a member of a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting, or disposing of the Shares.

h.	SK understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of SK's representations as expressed herein. SK understands that the Shares are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, SK must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”), or an exemption from such registration is available. SK acknowledges that the Company has no obligation to register or qualify the Shares for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of SK’s control. The Shares issued shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

i.	SK’s principal place of business is located at the address set forth on the first page of this Agreement. If SK is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), SK hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to invest in the Shares, including (a) the legal requirements within its jurisdiction for the purchase of the Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Shares. SK’s investment in and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of SK’s jurisdiction. SK acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Shares.

j.	SK is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

k.	SK is not an “interested stockholder” (as defined in Section 203(c)(5) of the General Corporation Law of the State of Delaware) of the Company.

5.	Representations and Warranties of the Company. As of the Effective Date and as of the Closing Date, the Company represents and warrants to SK the following:

a.	The Shares have been duly authorized for issuance pursuant to this Agreement and, when issued and delivered by the Company against consideration therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and issued in compliance with all applicable state and federal securities laws concerning the issuance of securities and will be free and clear of any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance or restrictions on transfer other than applicable state and federal securities laws.

b.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as described in the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof and to enter into and perform its obligations under this Agreement.

c.	The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the previous twelve (12) months, received (i) written notice from the Nasdaq Stock Market that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Stock Market that would result in immediate delisting or (ii) any notification, staff delisting determination, or public reprimand letter that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. The Company is in material compliance with all listing and maintenance requirements of the Nasdaq Stock Market on the Effective Date.

d.	As of the Effective Date, the authorized capital stock of the Company consists of 600,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). As of June 30, 2023, the Company had 95,183,750 shares of Common Stock issued and 94,308,379 shares of Common Stock outstanding and no shares of Preferred Stock issued and outstanding.

e.	Other than (i) the transactions contemplated by this Agreement, (ii) as described in the SEC Reports (as defined herein), (iii) any "at-the-market" sales agreement between the Company and any sales agent party thereto and issuances pursuant thereto or (iv) employee stock options, restricted stock units or other equity-based awards granted under the Company's stock incentive plans described in the SEC Reports, as of June 30, 2023, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

f.	All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable (ii) to the knowledge of the Company, were issued in compliance with all applicable state and federal laws concerning the issuance of securities and (iii) to the knowledge of the Company, were not issued in violation of any pre-emptive or similar rights.

g.	The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, authorization by, exemption from, filing with or notice to any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof having jurisdiction over the Company, or any court, judicial, administrative or arbitral body or public or private tribunal having jurisdiction over the Company, other than (a) consents that have been obtained, or will be obtained, pursuant to the rules and regulations of the Nasdaq Stock Market and the filing of a Nasdaq Listing of Additional Shares notification form, (b) notification to any sales agent pursuant to any “at-the-market” sales agreement between the Company and such sales agent, and (c) compliance with applicable U.S. federal and state securities laws, which compliance will have occurred within the appropriate time periods.

h.	The Company has all requisite corporate power and has taken all necessary corporate action required for (a) the due authorization, execution, delivery and performance by the Company of this Agreement, (b) the authorization of the performance of all obligations of the Company under this Agreement, and (c) the authorization, issuance and delivery of the Shares. No action on the part of the stockholders of the Company is required in connection with the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company, and instruments referred to herein to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general equitable principles.

i.	The Company is not in violation of its Certificate of Incorporation or the Amended and Restated By-Laws of the Company (the “Bylaws”) and the execution, delivery and performance of this Agreement will not (a) result in a violation of the Certificate of Incorporation or Bylaws or the certificates of formation, operating agreements, certificates of incorporation or bylaws of any of the Company’s direct or indirect subsidiaries (each a “Subsidiary”), (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Subsidiary is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, (d) result in a violation of any rule or regulation of FINRA or the Nasdaq Stock Market, except with respect to (b) or (c) as would not have a Material Adverse Effect. “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on the Company’s financial condition, assets (including intangible assets), liabilities (actual or contingent) taken as a whole, business or operations of the Company as currently conducted or as currently proposed to be conducted or (b) a material impairment of the ability of the Company to perform its obligations under this Agreement.

j.	There is no investment banker, broker, finder, financial advisor or other person that has been retained by or is authorized to act on behalf of the Company and who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

k.	Since January 1, 2023, except as set forth in the SEC Reports, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, in each case since January 1, 2023, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

l.	The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial condition of the Company as of and for the dates thereof and its results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

m.	Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to or on the Effective Date:

(i)	there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect;

(ii)	the Company has not incurred any liabilities (contingent or otherwise), which are material to the Company and its Subsidiaries taken as a whole, other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC;

(iii)	the Company has not altered its method of accounting or changed its principal registered public accounting firm;

(iv)	the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and

(v)	there has not been any change or amendment to the Certificate of Incorporation or Bylaws, or termination of or material amendment to any material contract required to be filed with the SEC pursuant to Regulation S-K, Item 601(b)(10).

n.	Assuming the accuracy of SK’s representations and warranties set forth in Section 4 of this Agreement, no registration under the Securities Act or any applicable state securities law is required for the offer and sale of Shares by the Company to SK as contemplated hereby.

o.	Assuming the accuracy of the SK’s representations and warranties set forth in Section 4, none of the Company, its subsidiaries nor, to the Company’s knowledge, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offer and sale of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

p.	There are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received written notice of any threat thereof) before any court or governmental agency that questions the validity of this Agreement or the ability of the Company to enter into this Agreement, or the ability of the Company to perform its obligations contemplated hereby.

q.	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company is not aware of any material weaknesses in its internal control over financial reporting; The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith , including Section 402 related to loans and Sections 302 and 906 related to certifications.

r.	The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

s.	The Company is not, and immediately after the issuance and sale of the Shares hereunder and the application of the net proceeds from such issuance and sale, will not be required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

6.	Conditions of Parties’ Obligations.

a.	Conditions of SK’s Obligations. The obligation of SK to acquire the Shares at the Closing is subject to the fulfillment prior to or on the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by SK in its sole discretion

(i)	Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except those representations and warranties qualified by materiality which shall be true and correct in all respects, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(ii)	Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with it on or before the Closing Date.

(iii)	No Injunction. The purchase of and payment for the Shares by SK shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(iv)	No Material Adverse Effect. No Material Adverse Effect shall have occurred that is continuing.

(v)	Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to SK at Closing a certificate certifying that the conditions specified in Sections 6.1a(i) (Representations and Warranties), 6.1a(ii) (Performance) and 6.1a(iii) (No Injunction) of this Agreement have been fulfilled.

(vi)	Secretary’s Certificate. The Secretary of the Company shall have delivered to SK at Closing a certificate certifying (i) the Certificate of Incorporation; (ii) the Bylaws; (iii) resolutions of the Board of Directors of the Company (or an authorized committee thereof) approving this Agreement and the transactions contemplated thereby; and (iv) a certificate of good standing of the Company.

(vii)	Opinion of Counsel. SK shall have received a customary opinion of Ropes & Gray LLP, counsel for the Company, dated as of the Closing, in a form reasonably satisfactory to SK.

b.	Conditions of the Company’s Obligations. The obligation of the Company to sell the Shares at Closing is subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company in its sole discretion.

(i)	Representations and Warranties. The representations and warranties of SK contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

c.	Conditions of Each Party’s Obligations. The respective obligations of each party to consummate the transactions at the Closing contemplated hereunder are subject to the parties being reasonably satisfied as to the absence of (a) litigation challenging or seeking damages in connection with the transactions contemplated by this Agreement, in which there has been issued any order or injunction delaying or preventing the consummation of the transactions contemplated hereby, and (b) any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby or thereby by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational prohibiting or enjoining the transactions contemplated by this Agreement.

7.	Covenants.

a.	The Company shall, by 9:30 a.m. (New York City time) on the Effective Date, file with the SEC a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and filing this Agreement as an exhibit thereto. The Company and SK shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor SK shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of SK, or without the prior consent of SK, with respect to any press release of the Company, except if such disclosure is required by law or regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

b.	The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to SK, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

c.	In the time and manner required by the Nasdaq Stock Market, the Company shall prepare and file with Nasdaq Stock Market an additional shares listing application covering all of the Shares.

d.	If the Shares are eligible to be sold, assigned or transferred under Rule 144 promulgated under the Securities Act (“Rule 144”), in connection with any sale, assignment, transfer or other disposition of the Shares by SK pursuant to Rule 144, if requested by SK, the Company shall promptly cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends, provided that the Company and the transfer agent have timely received from SK customary representations and other documentation reasonably acceptable to the Company and the transfer agent in connection therewith.

8.	Termination. This Agreement shall terminate upon the occurrence of either of the following events: (a) in the event that the Closing is not consummated within thirty (30) days of the Effective Date, this Agreement shall automatically terminate or (b) upon the mutual consent of the Company and SK.

9.	Attorney Representation. This Agreement is entered into voluntarily by the Parties who stipulate and agree that they are under no duress or undue influence. The Parties represent that in the execution of this Agreement, they had the opportunity to consult legal counsel of their own selection and that the said attorneys have reviewed this Agreement, made any desired changes, and advised their respective clients with respect to the advisability of making the settlement and releases provided herein and of executing this Agreement.

10.	Governing Laws and Dispute Resolution. This Agreement, and all claims arising under or in connection therewith, shall be governed by and interpreted in accordance with the substantive laws of the State of New York, United States of America, without regard to conflict of law principles thereof. Each Party agrees that all claims arising under or in connection with this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any that it is not personally subject to the jurisdiction of any such court, that such action is improper or is an inconvenient venue for such action.

11.	Entire Agreement. This Agreement contains the entire agreement and understanding of the Parties concerning the subject matter hereof and supersedes and replaces all prior negotiations, proposed agreements, and agreements (written or oral) between the Parties with respect to the subject matter hereof. Each Party acknowledges that neither the other Party, nor any agent or attorney of the other Party, has made any promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof to induce it to execute this Agreement and acknowledges that it is not executing this Agreement in reliance on any such promise, representation or warranty not contained herein.

12.	Separation of Terms. In the event that any provision of this Agreement is held to be void, voidable, or unenforceable, it shall be severed from this Agreement and the remaining portions hereof shall remain in full force and effect.

13.	No Waiver; Amendment. No provision of this Agreement may be waived or modified, except in writing executed by the Party entitled to enforcement of such provision. The failure of any Party to require strict performance with any provision of this Agreement shall not be construed as a waiver. No provision of this Agreement may be amended or modified other than by a written document executed by authorized representatives of each Party.

14.	Costs. The Parties have agreed to bear their own attorneys' fees and costs with respect to the preparation of any and all documents necessary to enter into this Agreement.

15.	Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of SK and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company in respect of SK or SK in respect of the Company. This Agreement shall not inure to the benefit of or be enforceable by any other person.

16.	Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by e-mail or (iii) delivered by overnight courier, in each case, addressed as follows:

If to the Company to:

Novavax, Inc.

21 Firstfield Road

Gaithersburg, MD 20878

Attention:         John Herrmann

Title:                  Executive Vice President, Chief Legal Officer & General Counsel, Corporate Secretary

E-mail:               [***]

If to SK to:

SK bioscience Co., Ltd.

310 Pangyo-ro, Bundang-gu

Seongnam-si, Gyeonggi-do 13494

Republic of Korea

Attention:         Jihyun Yu

Title:                  Vice President, General Counsel

E-mail:               [***]

or at such other address as the Company or SK each may specify by written notice to the other Party. Either Party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other Party notice in the manner set forth in this Section 16.

17.	Counterparts. This Agreement may be signed and executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or email shall be effective as delivery of an originally executed counterpart of this Agreement.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized officers or representatives.

Novavax, Inc.	SK bioscience Co., Ltd.

/s/ John A. Herrmann III	/s/ Jae Yong Ahn
Name: John A. Herrmann III	Name: Jae Yong Ahn
Title: Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary	Title: Chief Executive Officer
Date: August 8, 2023	Date: August 8, 2023